                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated September 24, 1996 and to all references to our firm, included in this Form 8-K, into the Company's previously filed Registration Statements on Form S-3 (File No. 33-96534), Form S-3 (File No. 33-96536), Form S-3 (File No. 333-1106) and Form S-8 (File No. 333-1088).



                                                Arthur Andersen LLP
Atlanta, Georgia
November 5, 1996